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                                                                    Exhibit 3(b)
                                                          (Conformed Copy Only -
                                                   as amended as of May 9, 1997)

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            WASTE MANAGEMENT, INC.

                      (Pursuant To Sections 245 and 242)


     Waste Management, Inc., a Delaware Corporation organized on September 23, 1968, adopts the following Restated Certificate of Incorporation.

     FIRST: The name of the corporation is WASTE MANAGEMENT, INC.

     SECOND: The registered office of the corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is one billion five hundred and fifty million (1,550,000,000) of which fifty million (50,000,000) shares shall be preferred stock of the par value of $1.00 per share, issuable in series (herein called the "Preferred Stock"), and one billion five hundred million (1,500,000,000) shares shall be common stock of the par value of $1.00 per share (herein called the "Common Stock"). The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and: (a) may have such voting power, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes of stock of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or special rights, and qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board.

     FIFTH: The number of directors constituting the Board of Directors shall be that number, not less than three nor more than fifteen, as shall be fixed by the by-laws of the corporation.

     The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1986; each initial director in Class II shall hold office until the annual meeting of stockholders in 1987; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1988.

     In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal for cause, and (b) the newly created
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or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

     Each director shall serve until the annual meeting of stockholders for the year in which his term expires and until his successor is duly elected and qualified, subject, however, to his prior death, retirement, resignation or removal for cause. Should a vacancy occur or be created, whether arising through death, retirement, resignation or removal of a director for cause, or through an increase in the number of directors of any class, such vacancy shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

     SIXTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     Notwithstanding any other provisions of this Restated Certificate of Incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the by-laws of the corporation), the amendment or repeal of Article Fifth, Sixth, Seventh, Eighth, Ninth or Tenth of this Restated Certificate of Incorporation, or the adoption of any provision inconsistent therewith, shall require the approval of the holders of shares representing at least 80% of the outstanding shares of Common Stock.

     Special meetings of stockholders may be called only by the Chairman of the Board of Directors of the corporation, the President, or the Secretary or by resolution of the Board of Directors (including a majority of the Continuing Directors if at the time in question an Interested Stockholder exists with respect to the corporation) and shall be called by any of the foregoing officers upon receipt of a written request of a majority of the directors (including a majority of the Continuing Directors if at the time in question an Interested Stockholder exists with respect to the corporation) which states the purpose of the meeting.

     SEVENTH: In addition to any affirmative vote of the directors or stockholders of the corporation required by law or by or pursuant to any other Article of this Restated Certificate of Incorporation, any Stock Repurchase by the corporation of any shares of Common Stock from any Interested Stockholder or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of Common Stock entitled to vote generally in the election of directors excluding shares of Common Stock with respect to which such Interested Stockholder is the Beneficial Owner. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of Common Stock made (a) as part of a tender or exchange offer by the corporation to purchase Common Stock made on the same terms to all holders of Common Stock and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), or (b) pursuant to an open market purchase program by the corporation approved by a majority of the Board of Directors provided that such purchase is effected on the open market and is not the result of a privately negotiated transaction.

     EIGHTH: In addition to any affirmative vote of the directors or stockholders of the corporation required by law or by or pursuant to any other Article of this Restated Certificate of Incorporation, any Business Transaction with any Interested Stockholder, which Business Transaction has not been approved by the affirmative vote of a majority of the Continuing Directors, shall require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock not held by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser

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percentage may be specified, by law or any agreement with any national securities exchange, or otherwise. The provisions of this Article shall not be applicable to any Stock Repurchase by the corporation of shares of Common Stock from an Interested Stockholder.

     NINTH: A majority of the Continuing Directors of the corporation (and only such majority) shall have the power to determine the application of or compliance with Articles Sixth, Seventh, Eighth, Ninth and Tenth of the Restated Certificate of Incorporation, including, without limitation (a) whether a person is an Interested Stockholder or an Affiliate or Associate of another; (b) whether Article Seventh or Eighth is or has become applicable with respect to a proposed transaction; and (c) whether a person has become a Beneficial Owner of any shares of Common Stock. Any determination or construction by the Continuing Directors with respect to Articles Sixth, Seventh, Eighth, Ninth or Tenth shall be within their absolute discretion and shall be conclusive and binding except in circumstances involving bad faith.

     TENTH: For the purposes of Articles Sixth, Seventh, Eighth, Ninth and
Tenth:

     (i) The term "Business Transaction" shall mean (a) any merger or consolidation of the corporation or a Subsidiary with (i) an Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any Substantial Portion of assets or securities of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, (c) the issuance of any securities of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for stock of the corporation or any Subsidiary, (d) any recapitalization of the corporation that would have the effect, directly or indirectly, of increasing the voting power of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, (e) any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, and (f) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (e).

     (ii) The term "Continuing Director" shall mean a Director who was a member of the Board of Directors of the corporation prior to the time the Interested Stockholder in question became an Interested Stockholder and who is not an Affiliate or Associate of such Interested Stockholder and who was not proposed for election as a Director by or on behalf of such Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of such Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the corporation.

     (iii) The term "Fair Market Value" shall mean, with respect to the Common Stock, the closing sale price on the trading day immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on such Composite Tape but is listed on a United States securities exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not so listed, the highest closing bid quotation with respect to a share of such stock on the trading day immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, or, if such stock is not so quoted, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors, and shall mean, with respect to property other than Common Stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

     (iv) The term "Interested Stockholder" shall mean and include any individual, corporation, partnership or other person or entity (other than this corporation or any of its Subsidiaries or any employee benefit plan of

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either this corporation or any of its Subsidiaries or any trustee or fiduciary with respect to any such plan when acting in such capacity) which, together with its "Affiliates" and "Associates" (as defined pursuant to Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule was in effect on March 1, 1985), was the "Beneficial Owner" (as defined pursuant to Rule 13d-3 under such Act, as such Rule was in effect on March 1, 1985), of more than five percent of the outstanding shares of Common Stock, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity, or which was the Beneficial Owner at any time within the two-year period immediately preceding the time in question of more than five percent of the outstanding Common Stock, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

     (v) The term "Subsidiary" shall mean a corporation with respect to which the corporation is the Beneficial Owner of the majority of each class of voting securities.

     (vi) The term "Stock Repurchase" shall mean any repurchase, directly or indirectly, by the corporation or any Subsidiary of any shares of Common Stock at a price greater than the then Fair Market Value for such shares.

     (vii) The term "Substantial Portion" shall mean assets having a fair market value equal to $15,000,000 or more of the corporation or any Subsidiary or such Interested Stockholder as the case may be, as of the date of the most recent balance sheet available on the record date of the stockholder meeting or consent (in the case of an Interested Stockholder) relating to approval of a Business Transaction involving assets constituting a Substantial Portion.

     ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware and this Restated Certificate of Incorporation, and all rights and powers conferred herein upon stockholders are granted subject to this reservation.

     TWELFTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Each person who is or was a director or officer of the corporation, and each person who serves or served at the request of the corporation as a director or officer (or equivalent) of another enterprise, shall be indemnified by the corporation to the fullest extent authorized by the General Corporation Law of Delaware as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of such director or officer without prior approval of the Board of Directors or, if there is an Interested Stockholder (as defined in Article Tenth) at the time such action, suit or proceeding is brought, without prior approval of the majority of the Continuing Directors (as defined in Article Tenth) of the corporation. The right to indemnification conferred in this Article Twelfth shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, or any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     If the Delaware General Corporation Law is amended after May 15, 1987 to further limit or eliminate liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. If the Delaware General Corporation Law is amended after May 15, 1987 to increase or expand liability of the corporation's directors for breach of fiduciary duty or if the foregoing provisions of this Article Twelfth are modified or repealed by the stockholders of the corporation, no such amendment, modification or

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repeal shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment, modification or repeal or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such amendment, modification or repeal.

     Notwithstanding any other provisions of this Restated Certificate of Incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the by-laws of the corporation), the amendment or repeal of Article Twelfth of this Restated Certificate of Incorporation, or the adoption of any provision inconsistent herewith, shall require the approval of the holders of shares representing at least 80% of the outstanding shares of Common Stock.

     THIRTEENTH: In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

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